UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 18, 2023

VALLEY NATIONAL BANCORP

(Exact Name of Registrant as Specified in Charter)

New Jersey	1-11277	22-2477875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Penn Plaza, New York, New York	10119
(Address of Principal Executive Offices)	(Zip Code)

(973) 305-8800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	VLY	Nasdaq Global Select Market
Non-Cumulative Perpetual Preferred Stock, Series A, no par value	VLYPP	Nasdaq Global Select Market
Non-Cumulative Perpetual Preferred Stock, Series B, no par value	VLYPO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) On September 18, 2023, the Board of Directors (the “Board”) of Valley National Bancorp (the “Company”) increased the size of the Board from 13 to 14 members and, upon the recommendation of the Nominating, Governance and Corporate Sustainability Committee of the Board, appointed Kathleen C. Perrott as a director of the Company to fill the vacancy created by such increase, to serve until the next annual meeting of stockholders of the Company. Ms. Perrott was also appointed to the Audit Committee and the Risk Committee of the Board.

Ms. Perrott served as Chief Audit Executive at Accenture LLP (“Accenture”), a global public professional services firm, from September 2014 to August 2020 and retired from the firm in February 2021. In her Chief Audit Executive role, Ms. Perrott led Accenture’s global internal audit function, where she, among other things, digitized the firm’s processes and developed its analytics capability to optimize risk assessment efforts and continuous monitoring, and she also developed a comprehensive approach to evaluating the management of integration and post-merger risks. Prior to taking on the role of Chief Audit Executive, Ms. Perrott held a number of roles of increasing responsibility at Accenture, including as Global Finance Lead for several different functional service lines from 1992 to 2003, Technology Chief Financial Officer (“CFO”) from 2003 to 2009, North America CFO from 2009 to 2012, and Internal Audit Managing Director from 2012 to 2014. Prior to joining Accenture, Ms. Perrott served in various public accounting roles in the external audit practice of Arthur Andersen & Co. from 1985 to 1992. Ms. Perrott earned a B.A. in Political Science with a concentration in Accounting from Duke University. Ms. Perrott has served on the Board of Directors of Clearwater Marine Aquarium, a non-profit organization committed to the rescue, rehab and release of injured marine life, since 2021, and as Vice Chair since 2022. She has also served on the Finance Advisory Board for the town of Belleair, Florida since 2022 and on the Board of Directors of Morton Plant Mease Healthcare Foundation since 2023.

There are no arrangements or understandings between Ms. Perrott or any other person and the Company pursuant to which Ms. Perrott was appointed to serve as a director. Prior to the date of her appointment to the Board, Ms. Perrott and the Company’s subsidiary, Valley National Bank (“Valley”), entered into a loan transaction, which was made (i) in the ordinary course of business, (ii) on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Valley, and (iii) did not involve more than the normal risk of collectability or present other unfavorable features.

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Ms. Perrott will participate in the Company’s non-employee director compensation program as described in the Company’s Proxy Statement for its 2023 Annual Meeting of Stockholders filed on March 10, 2023, as such description may be updated or superseded in subsequent filings with the U.S. Securities and Exchange Commission.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 19, 2023	VALLEY NATIONAL BANCORP

	By:	/s/ Gary G. Michael
Gary G. Michael
Executive Vice President, General Counsel & Corporate Secretary

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